   As Filed with the Securities and Exchange Commission on November 25, 2002.
                                                      Registration No. 333-83464
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                   SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
                   ------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)

            Nevada                                           33-0836954
            ------                                           ----------
 (State or other jurisdiction                        (IRS Employer File Number)
      of incorporation)

           32921 Calle Perfecto, San Juan Capistrano, California 92675
           -----------------------------------------------------------
                    (Address of principal executive offices)

                         2002 STOCK COMPENSATION PLAN I
                            (Full title of the plan)

                      Carl Palmer, Chief Executive Officer
                   Seychelle Environmental Technologies, Inc.
                              32921 Calle Perfecto
                      San Juan Capistrano, California 92675
                     (Name and address of agent for service)
                                 (949) 234-1999
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
  Title of                Amount         Proposed Maximum          Proposed Maximum          Amount Of
Securities To             To Be           Offering Price               Aggregate            Registration
Be Registered           Registered         Per Share (1)           Offering Price (1)           Fee
-------------------------------------------------------------------------------------------------------------
COMMON SHARES            300,000              $0.25                     $75,000                $6.90
$0.001 par value
STOCK OPTIONS            300,000               NONE                        NONE                 NONE
TOTAL                                                                                          $6.90
=============================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         The Registrant hereby removes from registration by means of this post-effective amendment any of the securities being registered hereunder which remain unsold as of the date of this filing.

ITEM 9.  UNDERTAKINGS

         1. The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California, on this 25th day of November, 2002.


                                      SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.


Dated: 11/25/02                       By: /s/ Carl Palmer
                                         ---------------------------------------
                                         Carl Palmer
                                         President


                                    DIRECTORS

         Pursuant to the requirements of the Securities Exchange Act of 1933,this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                                      CHIEF FINANCIAL OFFICER


Dated: 11/25/02                       By: /s/ Carl Palmer
                                         ---------------------------------------
                                         Carl Palmer
                                         Treasurer and Director

Dated: 11/25/02                       By: /s/ Paul H. Lusby
                                         ---------------------------------------
                                         Paul H. Lusby
                                         Secretary and Director

Dated:11/25/02                        By:
                                         ---------------------------------------
                                         Donald S. Whitlock
                                         Director


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